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                                                                 EXHIBIT (23) E



August 23, 1994









We hereby consent to the use of our opinion letter dated August 23, 1994, to the Board of Directors of F&C Bancshares, Inc. included as Appendix B to the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of F&C Bancshares, Inc. with and into a subsidiary of First of America Bank Corporation and to the references to such opinion in such Prospectus/Proxy Statement. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange commission thereunder.






/s/ SANDLER O'NEILL & PARTNERS, L.P.
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Sandler O'Neill & Partners, L.P.